EXHIBIT 99.1

        Willis Group Reaffirms Shaping our Future Strategy and
                      Long Term Financial Goals

          Board Authorizes New $1 Billion Stock Buy Back Plan

    NEW YORK--(BUSINESS WIRE)--Nov. 2, 2007--Willis Group Holdings (NYSE:WSH), the global insurance broker, reaffirmed its Shaping our Future strategy and long term financial goals at its Investor Day today in New York City.

    In a half-day session, Chairman and CEO Joe Plumeri and the Willis senior management team highlighted the tangible results of its Shaping our Future strategy, a series of initiatives designed to deliver profitable growth. Adjusted operating margin in 2007 is expected to be approximately 24 percent, up from 21 percent in 2005. The Company has decided to further invest in 2008 in key profitable growth initiatives. Therefore, the Company expects adjusted operating margins of 24 percent in 2008 and then expand in 2009 and 2010 to reach its previously stated goal of 28 percent or more.

    Willis will continue to proactively manage capital to maximize shareholder value. The Board approved a new $1 billion stock buy back plan. This authorization replaces the Company's previously announced $1 billion buy back plan and its remaining $308 million authorization. The buy back is an open-ended plan to purchase, from time to time in the open market or through negotiated trades with persons who are not affiliates of the Company, shares of the Company's common stock.

    The Company also provided long-term financial guidance and expects to deliver adjusted EPS in the range of $2.60-$2.70 in 2007, $2.85-$2.95 in 2008, $3.30-$3.40 in 2009, and $4.00-$4.10 in 2010.
These figures include $0.15 accretion in 2008 increasing to $0.30 by 2010 via share buy backs.

    "Willis expects to deliver breakout growth and performance and increased efficiency," said Mr. Plumeri, "We will proactively manage capital and we fully believe that the best investment is ourselves. We continue to execute our successful Shaping our Future strategy. The additional investments we expect to make in 2008 will set the stage for an even stronger Willis."

    Mr. Plumeri and the senior executive team outlined in detail their plans for further investments. The Company is considering investing $30-$50 million. Targeted growth areas include MGAs, Specialisms such as Energy and Construction, Emerging Markets including China and Russia, and Reinsurance Capital Markets.

    The audio webcast and accompanying slide materials for this Investor Day will be archived at the Investor Relations section of www.willis.com under "Presentations."

    Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. Willis has more than 300 offices in some 100 countries, with a global team of approximately 16,000 employees serving clients in some 190 countries. Additional information on Willis may be found at www.willis.com.

    This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and
Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook and guidance regarding future operating margin and adjusted EPS, future capital expenditures and share buybacks, business strategies, competitive strengths, goals, the anticipated benefits of new initiatives, growth of our business and operations, plans, and references to future successes are forward-looking statements. Also, when we use the words such as "anticipate", "believe", "estimate", "expect", "intend", "plan", "probably", or similar expressions, we are making forward-looking statements.

    Many risks and uncertainties may impact the matters addressed in these forward-looking statements. Many possible events or factors could affect our future financial results and performance, including those set forth in the Risk Factors section of our Annual Report on Form 10-K filed on February 28, 2007. These could cause our results or performance to differ materially from those we express in our forward-looking statements. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this press release, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

    Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur, and we caution you against unduly relying on these forward-looking statements.

    There are important uncertainties, events and factors that could cause actual results to differ materially from those in the forward-looking statements contained in this presentation, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

    -- our ability to implement and realize anticipated benefits of the Shaping Our Future initiative and other new initiatives,

    -- the extent and timing of, and prices paid in connection with, any share repurchases under existing or future programs,

    -- our ability to retain existing clients and attract new business, and our ability to retain key employees,

    -- changes in commercial property and casualty markets, or changes in premiums and availability of insurance products due to a catastrophic event such as a hurricane,

    -- volatility or declines in other insurance markets and the premiums on which our commissions are based,

    -- impact of competition,

    -- fluctuations in exchange and interest rates that could affect expenses and revenue,

    -- rating agency actions that could inhibit ability to borrow funds or the pricing thereof,

    -- legislative and regulatory changes affecting both our ability to operate and client demand,

    -- potential costs and difficulties in complying with a wide variety of foreign laws and regulations, given the global scope of our operations,

    -- changes in the tax or accounting treatment of our operations,

    -- our exposure to potential liabilities arising from errors and omissions claims against us,

    -- the results of regulatory investigations, legal proceedings and other contingencies, and

    -- the timing of any exercise of put and call arrangements with associated companies.

    The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. See also the Risk Factors section of our Annual Report on Form 10-K filed on February 28, 2007.

    This press release includes supplemental financial information which may contain references to non-GAAP financial measures as defined in Regulation G of SEC rules. We present such non-GAAP supplemental financial information, as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company's condensed consolidated statements of operations for the three and nine months ended September 30, 2007.

    Non-GAAP Measures

    Adjusted operating margin is defined as adjusted operating income to total revenues. Adjusted operating income is defined as operating income excluding gains or losses on disposals and other one-time items. For 2005 excludes charges for regulatory settlements and related legal and administrative expenses of $60 million, $20 million additional charge to increase legal provisions and $28 million of severance costs.

    Adjusted earnings per share (adjusted EPS) is defined as adjusted net income per diluted share. Adjusted net income is defined as net income excluding net gain/loss on disposal of operations.

    CONTACT: Willis Group Holdings
             Investors:
             Kerry K. Calaiaro, +1-212-915-8084
             kerry.calaiaro@willis.com
             or
             Media:
             Valerie Di Maria, +1-212-915-8272
             valerie.dimaria@willis.com